Exhibit (a) (ii) under Form N-1A
                                           Exhibit 3 (i) under Item 601/Reg. S-K


                                  AMENDMENT #1
                                     TO THE
                              DECLARATION OF TRUST
                                       OF
                               HUNTINGTON VA FUNDS

     Effective immediately, strike Section 1.2, Registered Agent, of Article I - Name, Registered Agent and Definitions, and replace with the following:

     Section 1.2. Registered Agent. The registered agent of the Trust for service of process within the Commonwealth of Massachusetts shall be as determined by the Trustees.

     The undersigned hereby certify that the above Amendment is a true and correct Amendment to the Declaration of Trust, as adopted by the Board of Trustees at a meeting on the 4th day of November, 2004.

      Witness the due execution this 4th day of November, 2004.

/s/ David S. Schoedinger            /s/ John M. Shary

David S. Schoedinger                John M. Shary

/s/ Thomas J. Westerfield           /s/ William R. Wise

Thomas J. Westerfield               William R. Wise